UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2024

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-6615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
26600 Telegraph Road, Suite 400 Southfield, Michigan	48033
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 352-7300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	SUP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2024, Superior Industries International, Inc. (the “Company” or “Superior”) appointed Stacie Schulz as its Vice President, Controller and Chief Accounting Officer, effective May 28, 2024. Ms. Schulz will report directly to Tim Trenary, Executive Vice President and Chief Financial Officer.

Ms. Schulz, 45, served as Executive Director and Assistant Controller, Accounting and Reporting of Tenneco, Inc. (“Tenneco”), a global automotive components original equipment manufacturer and distributor to the aftermarket, from March 2020 to May 2024 and as Executive Director of Accounting and Reporting of Tenneco from May 2019 to March 2020. She was previously the Director Accounting and Reporting of Federal-Mogul LLC, a global manufacturer and supplier of vehicle components to original equipment manufacturers and the aftermarket, from 2015 to 2019. Prior to that, she served as an Audit Senior Manager at Deloitte and Touche LLC, where she began her career in September 2002. Ms. Schulz holds a Bachelor of Arts degree in Accounting and a Master of Science degree in accounting, both from Michigan State University. In addition, she is a certified public accountant.

In this role, Ms. Schulz will be responsible for the Company’s global accounting and external financial reporting.

There are no transactions since the beginning of the Company’s last fiscal year in which the Company is a participant and in which Ms. Schulz or any members of her immediate family have any interest that are required to be reported under Item 404(a) of Regulation S-K. No family relationships exist between Ms. Schulz and any of Superior’s directors or executive officers. The appointment of Ms. Schulz was not pursuant to any arrangement or understanding between her and any person, other than a director or executive officer of Superior acting in his or her official capacity.

Ms. Schulz will receive an annual base salary of $350,000. She may receive annual bonuses based on attainment of performance goals, determined by the Company’s independent Human Capital and Compensation Committee (the “Committee”), in the amount of 50% of annual base salary. Ms. Schulz will also be eligible to receive a long-term cash performance bonus up to 50% of her base salary. She will receive a car allowance of $800 per month, and she is entitled to participate in all benefit plans generally made available to executive officers of the Company.

A copy of the Offer Letter of Employment, dated April 25, 2024 (the “Offer Letter”), is attached hereto as Exhibit 10.1. The description of the Offer Letter set forth above is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Exhibit Description

10.1	Offer Letter of Employment, dated April 25, 2024 between Superior Industries International, Inc. and Stacie Schulz.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Registrant)

Date: May 29, 2024	/s/ David M. Sherbin
David M. Sherbin
Senior Vice President, General Counsel and Chief Compliance Officer